Alkame Holdings, Inc. Responds to OTC Markets Regarding Recent Unauthorized Promotional Activity

Las Vegas, Nevada, 20 June 2018 (OTC Markets Press Release) – Alkame Holdings, Inc. (OTC:ALKM) (the “Company”), a health and wellness technology holding company with a focus on patentable, innovative, and eco-friendly consumer products, was alerted by OTC Markets to promotional activities regarding the common stock of the Company. The Company was not involved, in any manner or form, in the promotional activity and only became aware of the promotional activity after being alerted by OTC Markets. Further, NO director, officer, or similar “insider” of the Company was involved in, or had any knowledge of, the promotional activity. The Company is issuing this press release in order to provide OTC Markets, and all investors, with further information regarding the promotional activities.

The Company hereby responds to the following questions:

1.	Question: What was the date on which the Company became aware of the promotional activities?

Response: On 19 June 2018, which was the date on which OTC Markets placed the skull & crossbones symbol of the Company’s page on the OTC Markets portal.

2.	Question: What is the Company’s understanding of the promotional activities and their effect on the trading activity of the Company’s securities?

Response: The Company had no prior knowledge of the promotional activities and was not involved in such activities in any manner or form. The Company’s understanding is that the promotional activities caused the trading volume in shares of the Company’s common stock to increase.

3.	Question: What is the Company’s understanding whether the Company, its officers, directors, or any controlling shareholders (defined as shareholders owning 10% or more of the Company’s securities) have, directly or indirectly, been involved in any way (including payment of a third-party) with the creation or distribution of promotional materials related to the Company and its securities?

Response: The Company, its officers, directors, and controlling shareholders (defined as shareholders owning 10% or more of the Company’s securities) have not, directly or indirectly, been involved in any way (including payment of a third-party) with the creation or distribution of promotional materials related to the Company and its securities.

4.	Question: Has the Company, its officers, directors, or any controlling shareholders sold or purchased the Company’s securities within the past 30 days?

Response: Within the past 30-days neither the Company, its officers, directors, nor any controlling shareholders have sold or purchased the Company’s securities.

The company has been working diligently with our auditors and our filing is in partner review. The filing will be released expeditiously and will document all subsequent events up to the current date.

About Alkame Holdings, Inc.

Alkame Holdings, Inc. is a publicly traded health and wellness technology holding company, with a focus on patentable, innovative, and eco-friendly consumer products. The Company's wholly-owned subsidiaries market and distribute enhanced waters utilizing an exclusive patented formula and technology to create enhanced water with several unique properties. The organization is diligently building a strong foundation through the launch and acquisition of appropriate business assets, and by pursuing multiple applications to utilize its Intellectual Property by placement into several emerging business sectors, such as the growing aqua-culture industry, consumer bottled water and RTD products, household pet products, horticulture and agriculture applications, as well as many other various water treatment solutions to both new and existing business platforms.

Disclaimer/Safe Harbor: This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The statements reflect the Company's current views with respect to future events that involve risks and uncertainties. Among others, these risks include the expectation that the Company will achieve significant sales, the failure to meet schedule or performance requirements of the Company's contracts, the Company's liquidity position, the Company's ability to obtain new contracts, the emergence of competitors with greater financial resources and the impact of competitive pricing. In the light of these uncertainties, the forward-looking events referred to in this release might not occur. These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure, or prevent any disease.

For more information, visit http://alkameholdingsinc.com/

Alkame Holdings, Inc. Investor Relations

Website: http://alkameholdingsinc.com/
Email: info@alkameholdingsinc.com
Phone: 702-273-9714